UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 29, 2010

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           The Board of Directors of Oshkosh Corporation (the “Company”) elected Leslie F. Kenne as a new director of the Company to fill a previously existing vacancy, with such election effective November 1, 2010. Lt. General (Ret.) Kenne’s initial term as director will expire at the Company’s 2011 annual meeting of shareholders. At the time of her election, Ms. Kenne was not appointed to any committee of the Board of Directors, and there was no expectation concerning any such appointment.

On November 1, 2010, in connection with her election to the Board of Directors, the Company awarded Ms. Kenne options to purchase 575 shares of the Company’s common stock at a price of $29.09 per share and 312 shares of restricted stock. The stock option and restricted stock awards were each made under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan. The options vest in one-third annual increments commencing one year from the date of grant and have a term of seven years. The shares of restricted stock are subject to limited restrictions on transfer.  In addition, Ms. Kenne became entitled to receive the quarterly retainer paid to non-employee directors of the Company. The quarterly retainer to be paid to Ms. Kenne with respect to the first quarter of fiscal 2011 will be pro rated based on her November 1, 2010 election date.

Ms. Kenne currently serves as President of LK Associates, an independent consulting firm, a position she has held since 2003. She served as the Deputy Chief of Staff, Warfighting Integration at the Pentagon from 2002 until her retirement from the U.S. Air Force in 2003.  Prior to that, she served as Commander, Electronic Systems Center at Hanscom Air Force Base from 1999 to 2002 and as the Deputy Director and later Director of the Joint Strike Fighter Program at the Pentagon from 1996 to 1999.  During her 32-year career in the U.S. Air Force, Lt. Gen. (Ret.) Kenne served in three Pentagon staff positions and directed three major programs: the Low Altitude Navigation and Targeting Infrared System for Night Systems Program, the F-16 System Program and the Joint Strike Fighter Program. Ms. Kenne currently serves as a director of Harris Corporation and as a director of Unisys Corporation. She also serves as a director of SRI International, an independent, non-profit research institute in California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: November 3, 2010	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary